UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012 (January 27, 2012)

Kaman Corporation

(Exact Name of Registrant as Specified in Its Charter)

Connecticut

(State or Other Jurisdiction

of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exh. 99.1	Press release issued by Kaman Corporation dated January 27, 2012

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

On January 27, 2012, Kaman Corporation (“Kaman” or the “Corporation”) provided written notice to the NASDAQ Stock Market, LLC that Kaman expects to voluntarily delist its common stock from the NASDAQ Global Select Market (the “NASDAQ”) at the close of trading on February 6, 2012, and intends to transfer the listing of its common stock to the New York Stock Exchange (the “NYSE”) on the next business day, February 7, 2012. Kaman’s common stock has been approved for listing on the NYSE, and will continue to trade under the stock symbol “KAMN” on the NYSE.

A copy of the press release issued by Kaman in connection with the transfer of its listing from the NASDAQ to the NYSE is attached hereto as Exhibit 99.1 and is incorporated herein by reference in response to this Item 3.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press release issued by Kaman Corporation dated January 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2012

Kaman Corporation

/S/ William C. Denninger
William C. Denninger
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Kaman Corporation dated January 27, 2012.